Exhibit 99.1

James AC McDermott Steps Down From Rentech’s Board of Directors

McDermott Sites Unforeseen Conflict of Interest for Resignation

DENVER, Dec. 28 /PRNewswire-FirstCall/ -- Rentech, Inc. (Amex: RTK) announced today that Mr. James AC McDermott has regretfully resigned his newly appointed position on Rentech’s Board of Directors. (On December 14, 2005 the company announced Mr. McDermott’s appointment to the Board.)

“It is with my deepest regret that I resign my position on Rentech’s Board. A few days after my appointment to the board, I learned that a current business arrangement in which I am involved may cause conflicts of interest between my present company and my duties as a Rentech board member. Upon initial review of the arrangement, previous to joining the Rentech board, there appeared to be no conflict. However, now that a more detailed analysis has been completed, the potential conflict looks to be more likely. As a result, I wish to resign my seat to avoid any potential conflicts. I thank Rentech for the opportunity and wish the company the best in its commercialization efforts,” stated Mr. McDermott.

With Mr. McDermott’s resignation, Rentech will have eight Board members.

About Rentech, Inc.

Rentech, Inc., a Colorado corporation, formed in 1981, develops technology and projects to transform underutilized hydrocarbon resources into valuable alternative fuels and clean chemicals. To execute this strategy it utilizes its patented and proprietary Fischer-Tropsch gas-to-liquids/coal-to-liquids process for conversion of synthesis gas made from natural gas, coal and other solid or liquid carbon-bearing materials into clean burning, ultra-low-sulfur and ultra-low-aromatic fuels (beyond detectable limits), naphtha, waxes, and fuel for fuel cells.

Safe Harbor Statement

Certain information included in this report contains, and other reports or materials filed or to be filed by us with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by us or our management) contain or will contain, “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended; Section 27A of the Act; and pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. They can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and thus are current only as of the date made. Other factors that could cause actual results to differ from those reflected in the forward-looking statements include dangers associated with construction and operation of gas processing plants like those using the Rentech Process, risks inherent in making investments and conducting business in foreign countries, protection of intellectual property rights, competition, and other risks described in our various public reports.

For more information please contact: Mark Koenig, Director of Investor Relations, Rentech, Inc. at 303-298-8008, extension 116, or by email at mkir@rentk.com, or see the company’s website at: www.rentechinc.com; or Tony Schor, Investor Awareness, Inc. at 847-945-2222 or by email at tony@investorawareness.com and Kevin Theiss, CEOcast, Inc. at 212-732-4300 or by email at ktheiss@ceocast.com.

SOURCE  Rentech, Inc.
          -0-                                        12/28/2005
          /CONTACT:  Mark Koenig, Director of Investor Relations, of Rentech, Inc., +1-303-298-8008, ext. 116, mkir@rentk.com; or Tony Schor of Investor Awareness, Inc., +1-847-945-2222, tony@investorawareness.com, for Rentech, Inc.; or Kevin Theiss of CEOcast, Inc., +1-212-732-4300, ktheiss@ceocast.com, for Rentech, Inc./
          /Web site:  http://www.rentechinc.com/
          (RTK)